UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  September 4, 2012

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On September 4, 2012 at the European Respiratory Society (ERS) Annual Congress 2012 in Vienna, Austria, two oral presentations were made, one relating to a Phase 3 study of fluticasone furoate/vilanterol (FF/VI) and the other relating to a Phase 2b study of GSK961081 (‘081).  FF/VI, with proposed brand names of Relvar™ and Breo™, is an investigational once-daily inhaled corticosteroid (ICS)/long-acting beta-agonist (LABA) combination treatment for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD) and patients with asthma.  ‘081 is a single molecule bifunctional bronchodilator with both muscarinic antagonist and beta2 receptor agonist activities for the treatment of COPD.  FF/VI and ‘081 are in development under the LABA collaboration and strategic alliance, respectively, between GlaxoSmithKline and Theravance, Inc.  The slides from the oral presentations are furnished as Exhibit 99.1 and Exhibit 99.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description
Exhibit 99.1	Lung function effects and safety of fluticasone furoate (FF)/vilanterol (VI) in patients with COPD: low-mid dose assessment

Exhibit 99.2	A dual-acting muscarinic antagonist, beta 2-agonist (MABA) molecule (GSK961081) improves lung function in COPD: A randomised trial

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: September 4, 2012	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
Exhibit 99.1	Lung function effects and safety of fluticasone furoate (FF)/vilanterol (VI) in patients with COPD: low-mid dose assessment

Exhibit 99.2	A dual-acting muscarinic antagonist, beta 2-agonist (MABA) molecule (GSK961081) improves lung function in COPD: A randomised trial